UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2023

Ooma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37493	06-1713274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 ALMANOR AVENUE SUITE 200
SUNNYVALE, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 566-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2023, the Board of Directors (the “Board”) of Ooma, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (as so amended, the “Amended Bylaws”), which became effective immediately. Among other things, the amendments:

•
revise and adopt certain provisions to reflect Rule 14a-19 (the “Universal Proxy Rules”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including applicable notice and solicitation requirements, and provide the Company with remedies if a stockholder fails to satisfy the Universal Proxy Rules requirements;
•
enhance certain procedural mechanics and disclosure requirements in connection with stockholder submissions of proposals regarding certain business to be conducted at annual meetings of stockholders, including required disclosures and representations by proposing stockholders and their associates, such as, among other items, (i) disclosure relating to arrangements between or among the proposing stockholder and their associates and any of their respective affiliates or associates, on one hand, and any other persons, on the other hand, in connection with the proposal, (ii) disclosure of any direct or indirect material interest in any material agreement with the Company or any affiliate or any principal competitor of the Company, (iii) disclosure of any other material relationship between proposing stockholder or its associates, on the one hand, and the Company or any affiliate or principal competitor of the Company, on the other hand, and (iv) information that would be required to be in a Schedule 13D if such a statement were required to be filed under the Exchange Act and the rules and regulations thereunder by the stockholder or its associates;
•
enhance certain procedural mechanics and disclosure requirements in connection with stockholder nominations of directors, including requiring additional background information, disclosures, and representations from director nominees, such as a description of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships between or among the stockholder or any of their affiliates or associates, on the one hand, and each proposed nominee and such nominee’s affiliates and associates, on the other hand, and a description of any position of such proposed nominee as an officer or director of any principal competitor of the Company within the past three years;
•
require that the number of nominees a stockholder may nominate for election at a stockholder meeting may not exceed the number of directors to be elected at such meeting;
•
require that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;
•
eliminate provisions regarding the availability of the list of stockholders entitled to vote at a meeting of stockholders to align with recent amendments to the General Corporation Law of the State of Delaware; and
•
require that directors maintain the confidentiality of any non-public information learned in their capacities as directors and provide that the Board may adopt a board confidentiality policy to implement and interpret this bylaw and make ineligible to be nominated to serve as a director any director who is determined by a majority of the Board to have violated this bylaw or a board confidentiality policy in the preceding five years absent a prior waiver by directors representing two-thirds of the total authorized number of directors of the Board.

The Amended Bylaws also include certain technical, conforming, modernizing or clarifying changes.

The foregoing summary and description of the provisions of the Amended Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

3.1 Amended and Restated Bylaws, as amended on September 8, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ooma, Inc.

Date:	September 12, 2023	By:	/s/ Shig Hamamatsu
Shig Hamamatsu Chief Financial Officer